Exhibit 99.1

AGTC Appoints Bruce A. Peacock to its Board of Directors

Industry Veteran Brings More than 40 Years of Pharmaceutical and Healthcare Experience to Company

GAINESVILLE, Fla., (March 20, 2015) – Applied Genetic Technologies Corporation (NASDAQ:  AGTC), a clinical stage biotechnology company developing adeno-associated virus (AAV)-based gene therapies for the treatment of rare eye diseases, today announced that it has appointed Bruce A. Peacock to the company's Board of Directors.

"Mr. Peacock has an exceptional track record in our industry and we are confident that his four-decade tenure as a business leader will provide invaluable expertise and strategic direction to the AGTC Board of Directors and leadership team,” said Sue Washer, President and CEO of AGTC.  "The combination of Bruce’s proven successes in leading pharmaceutical operations, finance and business development will support our ongoing efforts to advance our lead candidates for rare eye diseases and other difficult-to-treat inherited conditions."

Mr. Peacock most recently served as Chief Business and Finance Officer for Ophthotech, a biopharmaceutical company specializing in the development of novel therapeutics to treat diseases of the eye, where he was responsible for strategic planning, finance, manufacturing and business development. Previously, he was CEO and a member of the Board of Directors of The Little Clinic, LLC, a healthcare start-up focused on walk-in medical clinics established in retail settings. During his tenure, he secured licensing arrangements with major national grocery retailers, achieved reimbursement from key payers and increased monthly patient traffic three-fold.

Mr. Peacock also served as President, CEO and a member of the Board of Directors for Adolor Corporation (acquired by Cubist Pharmaceuticals) and Orthovita, a Philadelphia based biopharmaceuticals company, where he managed clinical and regulatory affairs, quality assurance, finance and administration and strategy development. Prior to these roles, he was Chief Operating Officer and a Board member of Cephalon, Inc., where he oversaw corporate development, manufacturing, finance and sales, leading to the successful launch of Provigil®, a blockbuster pharmaceutical compound with peak annual sales of over $1 billion.

Mr. Peacock holds a Bachelor of Arts degree in business administration from Villanova University and Certified Public Accountant accreditation.

“AGTC is uniquely positioned to address unmet medical needs among patients with rare, genetically inherited eye disorders, as well as other serious conditions that are caused by genetic mutations,” said Mr. Peacock. “With a robust preclinical product pipeline in place and a proven, proprietary manufacturing platform, I am confident that the company is going to continue its positive momentum. I’m pleased to join the Board during this exciting time and look forward to working with the AGTC leadership team and other Board members to help fulfill the company’s mission to use cutting-edge gene therapies to enable a better quality of life for patients worldwide.”

About AGTC

AGTC is a clinical-stage biotechnology company that uses its proprietary gene therapy platform to develop products designed to transform the lives of patients with severe diseases in ophthalmology. AGTC's lead product candidates focus on X-linked retinoschisis, achromatopsia and X-linked retinitis pigmentosa, which are inherited orphan diseases of the eye, caused by mutations in single genes that significantly affect visual function and currently lack effective medical treatments. AGTC is also pursuing pre-clinical development of treatments for wet AMD using the company's experience in ophthalmology to expand into disease indications with larger markets.

Forward Looking Statements

Statements in this press release should be read in conjunction with the Company's registration statement on Form S-1 (File No. 333-193309), as amended, filed with the SEC. In addition to historical financial information, the foregoing discussion contains forward-looking statements that reflect the Company's plans, estimates, assumptions and beliefs. Forward-looking statements include information concerning possible or assumed future results of operations, business strategies and operations, preclinical and clinical product development and regulatory progress, financing plans, potential growth opportunities, potential market opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" or similar expressions and the negatives of those terms. Actual results could differ materially from those discussed in the forward-looking statements, due to a number of important factors, including, without limitation, those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014, as filed with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management's plans, estimates, assumptions and beliefs only as of the date of this release. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONTACT:

David Carey

Lazar Partners Ltd.

T: (212) 867-1768

dcarey@lazarpartners.com

Corporate Contact:

Larry Bullock

Chief Financial Officer

Applied Genetic Technologies Corporation

T: (386) 462-2204

lbullock@agtc.com